Exhibit 10.1

Learning Tree

International

Learning Tree International

400 N. Continental Boulevard, Suite 200

El Segundo, California 90245

Telephone: (310) 417-9700

Fax: (310) 417-9053

www.learningtree.com

October 1, 2005

Learning Tree International

Attn: Board of Directors

I hereby resign as Chief Executive Officer of Learning Tree International, Inc.

Sincerely,

/s/ David C. Collins
David C. Collins